Horizon Bancorp, Inc. Reports Second Quarter 2024 Results

Contact:	John R. Stewart, CFA
Chief Financial Officer
Phone:	(219) 814-5833
Fax:	(219) 874–9280
Date:	July 24, 2024

FOR IMMEDIATE RELEASE

Horizon Bancorp, Inc. Reports Second Quarter 2024 Results Including EPS of $0.32, Net Interest Margin Expansion, and Growth in Net Interest Income and Loans

Michigan City, Indiana, July 24, 2024 (GLOBE NEWSWIRE) – (NASDAQ GS: HBNC) – Horizon Bancorp, Inc. (“Horizon” or the “Company”), the parent company of Horizon Bank (the “Bank”), announced its unaudited financial results for the three and six months ended June 30, 2024.

Net income for the three months ended June 30, 2024 was $14.1 million, or $0.32 per diluted share, compared to net income of $14.0 million, or $0.32, for the first quarter of 2024 and compared to net income of $18.8 million, or $0.43 per diluted share, for the second quarter of 2023.

Net income for the six months ended June 30, 2024 was $28.1 million, or $0.64 per diluted share, compared to net income of $37.0 million, or $0.85, for the six months ended June 30, 2023.

Second Quarter 2024 Highlights

•Net interest income increased for the third consecutive quarter to $45.3 million, compared to $43.3 million in the linked quarter of 2024. Net interest margin, on a fully taxable equivalent ("FTE") basis1, expanded for the third consecutive quarter to 2.64%, compared to 2.50% in the linked quarter of 2024.

•Total loans held for investment ("HFI") were $4.8 billion at period end, increasing by 4.4% during the quarter, led by organic commercial loan growth of $154.8 million, or 5.6% in the quarter.

•Credit quality continues to perform well, with non-accrual loans declining $0.8 million, to $18.3 million at June 30, 2024 from March 31, 2024. Annualized net charge-offs remain low, at 0.05% of average loans during the second quarter. Provision for loan losses of $2.4 million primarily reflected continued loan growth in the quarter.

•Deposits totaled $5.6 billion at period end, increasing by 0.9% during the quarter. Non-interest bearing deposit balances at June 30, 2024 were relatively consistent with balances at March 31, 2024.

“We are proud of the Company's performance during the second quarter, which was highlighted by sequential growth in revenue and pre-tax pre-provision income resulting from the strategic shift of Horizon’s balance sheet toward a more profitable earning asset mix, and diligent expense management. Importantly, the previously discussed balance sheet efforts drove improving loan yields, which coupled with the relative stability of our funding costs, yielded 14 basis points of net interest margin expansion in the quarter,” President and Chief Executive Officer Thomas M. Prame said. “In-market businesses and consumers remain at the center of Horizon’s strong credit performance and low-cost deposit franchise, and our Indiana and Michigan markets continue to provide excellent opportunities for organic growth. We are pleased with our performance during the first half of 2024, and remain committed to enhancing our financial performance throughout 2024."
1 Non-GAAP financial metric. See non-GAAP reconciliation included herein for the most directly comparable GAAP measure.

Horizon Bancorp, Inc. Reports Second Quarter 2024 Results

Financial Highlights
(Dollars in Thousands Except Share and Per Share Data and Ratios, Unaudited)
	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023
Income statement:
Net interest income	$45,279	$43,288	$42,257	$42,090	$46,160
Credit loss expense	2,369	805	1,274	263	680
Non-interest income	10,485	9,929	(20,449)	11,830	10,997
Non-interest expense	37,522	37,107	39,330	36,168	36,262
Income tax expense	1,733	1,314	6,419	1,284	1,452
Net income	$14,140	$13,991	$(25,215)	$16,205	$18,763

Per share data:
Basic earnings per share	$0.32	$0.32	$(0.58)	$0.37	$0.43
Diluted earnings per share	0.32	0.32	(0.58)	0.37	0.43
Cash dividends declared per common share	0.16	0.16	0.16	0.16	0.16
Book value per common share	16.62	16.49	16.47	15.89	16.25
Market value - high	12.74	14.44	14.65	12.68	11.10
Market value - low	11.29	11.75	9.33	9.90	7.75
Weighted average shares outstanding - Basic	43,712,059	43,663,610	43,649,585	43,646,609	43,639,987
Weighted average shares outstanding - Diluted	43,987,187	43,874,036	43,649,585	43,796,069	43,742,588
Common shares outstanding (end of period)	43,712,059	43,726,380	43,652,063	43,648,501	43,645,216

Key ratios:
Return on average assets	0.73%	0.72%	(1.27)%	0.81%	0.96%
Return on average stockholders' equity	7.83	7.76	(14.23)	8.99	10.59
Total equity to total assets	9.18	9.18	9.06	8.71	8.91
Total loans to deposit ratio	85.70	82.78	78.01	76.52	74.85
Annualized non-interest expense to average assets	1.94	1.90	1.98	1.81	1.86
Allowance for credit losses to HFI loans	1.08	1.09	1.13	1.14	1.17
Annualized net charge-offs of average total loans(1)	0.05	0.04	0.07	0.07	0.04
Efficiency ratio	67.29	69.73	180.35	67.08	63.44

Key metrics (Non-GAAP)(2) :
Net FTE interest margin	2.64%	2.50%	2.43%	2.41%	2.69%
Return on average tangible common equity	10.18	10.11	(18.76)	11.79	13.94
Tangible common equity to tangible assets	7.22	7.20	7.08	6.72	6.91
Tangible book value per common share	$12.80	$12.65	$12.60	$12.00	$12.34

(1) Average total loans includes loans held for investment and held for sale.
(2) Non-GAAP financial metrics. See non-GAAP reconciliation included herein for the most directly comparable GAAP measures.

Horizon Bancorp, Inc. Reports Second Quarter 2024 Results
Income Statement Highlights

Net Interest Income

Net interest income was $45.3 million in the second quarter of 2024, compared to $43.3 million in the first quarter of 2024, driven by net FTE interest margin expansion during the quarter. Horizon’s net FTE interest margin1 was 2.64% for the second quarter of 2024, compared to 2.50% for the first quarter of 2024, attributable to the favorable mix shift in average interest earning assets toward higher-yielding loans against relatively stable costs of interest bearing liabilities. Interest accretion from the fair value of acquired loans did not contribute significantly to the second quarter net interest income, or net FTE interest margin.

Provision for Credit Losses

During the second quarter of 2024, the Company recorded a provision for credit losses of $2.4 million. This compares to a provision for credit losses of $0.8 million during the first quarter of 2024, and $0.7 million during the second quarter of 2023. The increase in the provision for credit losses during the second quarter of 2024 when compared with the first quarter of 2024 was primarily attributable to loan growth.

For the second quarter of 2024, the allowance for credit losses included net charge-offs of $0.6 million, or an annualized 0.05% of average loans outstanding, compared to net charge-offs of $0.4 million, or an annualized 0.04% of average loans outstanding for the first quarter of 2024, and net charge-offs of $0.3 million, or an annualized 0.04% of average loans outstanding, in the second quarter of 2023.

The Company’s allowance for credit losses as a percentage of period-end loans HFI was 1.08% at June 30, 2024, compared to 1.09% at March 31, 2024 and 1.17% at June 30, 2023.

Non-Interest Income

For the Quarter Ended	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in Thousands)	2024	2024	2023	2023	2023
Non-interest Income
Service charges on deposit accounts	$3,130	$3,214	$3,092	$3,086	$3,021
Wire transfer fees	113	101	103	120	116
Interchange fees	3,826	3,109	3,224	3,186	3,584
Fiduciary activities	1,372	1,315	1,352	1,206	1,247
Gains (losses) on sale of investment securities	—	—	(31,572)	—	20
Gain on sale of mortgage loans	896	626	951	1,582	1,005
Mortgage servicing income net of impairment	450	439	724	631	640
Increase in cash value of bank owned life insurance	318	298	658	1,055	1,015
Other income	380	827	1,019	964	349
Total non-interest income	$10,485	$9,929	$(20,449)	$11,830	$10,997

Total non-interest income was $10.5 million in the second quarter of 2024, compared to $9.9 million in the first quarter of 2024, due primarily to increased interchange fees and higher realized gain on sale of mortgage loans.

1 Non-GAAP financial metric. See non-GAAP reconciliation included herein for the most directly comparable GAAP measure.

Horizon Bancorp, Inc. Reports Second Quarter 2024 Results

Non-Interest Expense

For the Quarter Ended	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in Thousands)	2024	2024	2023	2023	2023
Non-interest Expense
Salaries and employee benefits	$20,583	$20,268	$21,877	$20,058	$20,162
Net occupancy expenses	3,192	3,546	3,260	3,283	3,249
Data processing	2,579	2,464	2,942	2,999	3,016
Professional fees	714	607	772	707	633
Outside services and consultants	3,058	3,359	2,394	2,316	2,515
Loan expense	1,038	719	1,345	1,120	1,397
FDIC insurance expense	1,315	1,320	1,200	1,300	840
Core deposit intangible amortization	844	872	903	903	903
Other losses	515	16	508	188	134
Other expense	3,684	3,936	4,129	3,294	3,413
Total non-interest expense	$37,522	$37,107	$39,330	$36,168	$36,262

Income Taxes

Horizon's effective tax rate was 10.9% for the second quarter of 2024, as compared to 8.6% for the first quarter of 2024. The sequential increase in the effective tax rate brings the year-to-date effective tax rate to 9.8%, consistent with the Company's current estimated annual effective tax rate.

Balance Sheet

Total assets increased by $56.8 million, or 0.7%, to $7.91 billion as of June 30, 2024, from $7.86 billion as of March 31, 2024. The increase in total assets is primarily due to increases in gross loans HFI of $204.7 million, or 4.4%, to $4.8 billion as of June 30, 2024, compared to $4.6 billion as of March 31, 2024. Loan growth during the period was partially offset by a decrease in fed funds sold of $127.3 million, or 78.7%, to $34.5 million as of June 30, 2024, from $161.7 million as of March 31, 2024.

Total investment securities decreased $29.7 million, or 1.2%, to $2.4 billion as of June 30, 2024, from $2.5 billion as of March 31, 2024, primarily as a result of normal pay-downs and maturities. There were no purchases of investment securities during the second quarter of 2024.

Total loans HFI and loans held for sale increased to $4.8 billion as of June 30, 2024 compared to $4.6 billion as of March 31, 2024, led by organic commercial loan growth of $154.8 million.

Total deposit balances increased by $50.3 million, or 0.9%, to $5.6 billion on June 30, 2024 when compared to balances as of March 31, 2024.

All other interest bearing liabilities at June 30, 2024, primarily comprised of Federal Home Loan Bank of Indianapolis advances, remained relatively stable when compared to balances as of March 31, 2024.

Horizon Bancorp, Inc. Reports Second Quarter 2024 Results

Capital

The following table presents the consolidated regulatory capital ratios of the Company for the previous three quarters:

For the Quarter Ended	June 30,	March 31,	December 31,
	2024*	2024**	2023**
Consolidated Capital Ratios
Total capital (to risk-weighted assets)	13.36%	13.75%	14.04%
Tier 1 capital (to risk-weighted assets)	11.56%	11.89%	12.13%
Common equity tier 1 capital (to risk-weighted assets)	10.60%	10.89%	11.11%
Tier 1 capital (to average assets)	8.98%	8.91%	8.61%
*Preliminary estimate - may be subject to change
**Prior periods have been revised (see disclosure below)

During the second quarter of 2024 management corrected a prior computation of the Company’s total capital (to risk-weighted assets), Tier 1 capital (to risk-weighted assets), and Tier 1 capital (to average assets) ratios for purposes of the Company’s consolidated financial statements for holding companies filed with the Federal Reserve (the “Regulatory Filings”), which involved an incorrect classification of the Company’s subordinated notes as Tier 1 capital. The Company evaluated the effects of the incorrect classification to its previously filed Regulatory Filings and previously issued financial statements and determined the errors were not material to either of the prior periods noted above. The Company has amended its Regulatory Filings for the periods ended March 31, 2024 and December 31, 2023 to reclassify the subordinated notes balance from Tier 1 capital into Tier 2 capital. The correction of the classification had no effect on the Company’s consolidated balance sheets, statements of income, stockholders’ equity, or the amounts or disclosure of the regulatory capital ratios of the Bank as included in its call reports. The Company continues to exceed regulatory proxy ratios to be considered “well capitalized”, plus the capital conservation buffer, at June 30, 2024. The Company will reflect the reclassification of the subordinated notes described above in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

As of June 30, 2024, the ratio of total stockholders’ equity to total assets is 9.18%. Book value per common share was $16.62, increasing $0.13 during the second quarter of 2024.

Tangible common equity1 totaled $559.5 million at June 30, 2024, and the ratio of tangible common equity to tangible assets1 was 7.22% at June 30, 2024. Tangible book value, which excludes intangible assets from total equity, per common share1 was $12.80, increasing $0.15 during the second quarter of 2024.

Credit Quality

As of June 30, 2024, total non-accrual loans decreased by $0.8 million, or 4.1%, from March 31, 2024, to 0.38% of total loans HFI. Total non-performing assets increased $0.2 million, or 0.8%, to $20.5 million, compared to $20.3 million as of March 31, 2024. The ratio of non-performing assets to total assets was unchanged compared to the first quarter of 2024.

As of June 30, 2024, net charge-offs increased by $0.2 million to $0.6 million, compared to $0.4 million as of March 31, 2024, but remain low at 0.05% annualized of average loan balances.

Earnings Conference Call

As previously announced, Horizon will host a conference call to review its second quarter financial results and operating performance.

1 Non-GAAP financial metric. See non-GAAP reconciliation included herein for the most directly comparable GAAP measure.

Horizon Bancorp, Inc. Reports Second Quarter 2024 Results
Participants may access the live conference call on July 25, 2024 at 7:30 a.m. CT (8:30 a.m. ET) by dialing 833-974-2379 from the United States, 866-450-4696 from Canada or 1-412-317-5772 from international locations and requesting the “Horizon Bancorp Call.” Participants are asked to dial in approximately 10 minutes prior to the call.

A telephone replay of the call will be available approximately one hour after the end of the conference through August 2, 2024. The replay may be accessed by dialing 877-344-7529 from the United States, 855-669-9658 from Canada or 1–412–317-0088 from other international locations, and entering the access code 6800817.

About Horizon Bancorp, Inc.

Horizon Bancorp, Inc. (NASDAQ GS: HBNC) is the $7.9 billion-asset commercial bank holding company for Horizon Bank, which serve customers across diverse and economically attractive Midwestern markets through convenient digital and virtual tools, as well as its Indiana and Michigan branches. Horizon's retail offerings include prime residential and other secured consumer lending to in-market customers, as well as a range of personal banking and wealth management solutions. Horizon also provides a comprehensive array of in-market business banking and treasury management services, as well as equipment financing solutions for customers regionally and nationally, with commercial lending representing over half of total loans. More information on Horizon, headquartered in Northwest Indiana's Michigan City, is available at horizonbank.com and investor.horizonbank.com.

Use of Non-GAAP Financial Measures

Certain information set forth in this press release refers to financial measures determined by methods other than in accordance with GAAP. Specifically, we have included non-GAAP financial measures relating to net income, diluted earnings per share, pre-tax, pre-provision net income, net interest margin, tangible stockholders’ equity and tangible book value per share, efficiency ratio, the return on average assets, the return on average common equity, and return on average tangible equity. In each case, we have identified special circumstances that we consider to be non-recurring and have excluded them. We believe that this shows the impact of such events as acquisition-related purchase accounting adjustments and swap termination fees, among others we have identified in our reconciliations. Horizon believes these non-GAAP financial measures are helpful to investors and provide a greater understanding of our business and financial results without giving effect to the purchase accounting impacts and one-time costs of acquisitions and non–recurring items. These measures are not necessarily comparable to similar measures that may be presented by other companies and should not be considered in isolation or as a substitute for the related GAAP measure. See the tables and other information below and contained elsewhere in this press release for reconciliations of the non-GAAP information identified herein and its most comparable GAAP measures.

Forward Looking Statements

This press release may contain forward–looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon Bancorp, Inc. and its affiliates (collectively, “Horizon”). For these statements, Horizon claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission (the “SEC”). Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: current financial conditions within the banking industry, including the effects of recent failures of other financial institutions, liquidity levels, and responses by the Federal Reserve, Department of the Treasury, and the Federal Deposit Insurance Corporation to address these issues; changes in the level and volatility of interest rates, changes in spreads on earning assets and changes in interest bearing liabilities; increased interest rate sensitivity; the ability of Horizon to remediate its material weaknesses in its internal control over financial reporting; continuing increases in inflation; loss of key Horizon personnel; increases in disintermediation; potential loss of fee income, including interchange fees, as new and emerging alternative payment

Horizon Bancorp, Inc. Reports Second Quarter 2024 Results
platforms take a greater market share of the payment systems; estimates of fair value of certain of Horizon’s assets and liabilities; changes in prepayment speeds, loan originations, credit losses, market values, collateral securing loans and other assets; changes in sources of liquidity; economic conditions and their impact on Horizon and its customers, including local and global economic recovery from the pandemic; legislative and regulatory actions and reforms; changes in accounting policies or procedures as may be adopted and required by regulatory agencies; litigation, regulatory enforcement, and legal compliance risk and costs; rapid technological developments and changes; cyber terrorism and data security breaches; the rising costs of cybersecurity; the ability of the U.S. federal government to manage federal debt limits; climate change and social justice initiatives; the inability to realize cost savings or revenues or to effectively implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; acts of terrorism, war and global conflicts, such as the Russia and Ukraine conflict and the Israel and Hamas conflict; and supply chain disruptions and delays. These and additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Horizon’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s website (www.sec.gov). Undue reliance should not be placed on the forward–looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward–looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Horizon Bancorp, Inc. Reports Second Quarter 2024 Results

	Condensed Consolidated Statements of Income
	(Dollars in Thousands Except Per Share Data, Unaudited)
	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2024	2024	2023	2023	2023	2024	2023
Interest Income
Loans receivable	$71,880	$66,954	$65,583	$63,003	$60,594	$138,834	$115,958
Investment securities - taxable	7,986	7,362	8,157	8,788	8,740	15,348	17,465
Investment securities - tax-exempt	6,377	6,451	6,767	7,002	7,059	12,828	14,615
Other	738	4,497	3,007	1,332	475	5,235	628
Total interest income	86,981	85,264	83,514	80,125	76,868	172,245	148,666
Interest Expense
Deposits	28,447	27,990	27,376	24,704	18,958	56,437	33,777
Borrowed funds	11,213	11,930	11,765	11,224	9,718	23,143	19,489
Subordinated notes	829	831	870	880	881	1,660	1,761
Junior subordinated debentures issued to capital trusts	1,213	1,225	1,246	1,227	1,151	2,438	2,241
Total interest expense	41,702	41,976	41,257	38,035	30,708	83,678	57,268
Net Interest Income	45,279	43,288	42,257	42,090	46,160	88,567	91,397
Provision for loan losses	2,369	805	1,274	263	680	3,174	922
Net Interest Income after Provision for Loan Losses	42,910	42,483	40,983	41,827	45,480	85,393	90,475
Non-interest Income
Service charges on deposit accounts	3,130	3,214	3,092	3,086	3,021	6,344	6,049
Wire transfer fees	113	101	103	120	116	214	225
Interchange fees	3,826	3,109	3,224	3,186	3,584	6,935	6,451
Fiduciary activities	1,372	1,315	1,352	1,206	1,247	2,687	2,522
Gains (losses) on sale of investment securities	—	—	(31,572)	—	20	—	(480)
Gain on sale of mortgage loans	896	626	951	1,582	1,005	1,522	1,790
Mortgage servicing income net of impairment	450	439	724	631	640	889	1,353
Increase in cash value of bank owned life insurance	318	298	658	1,055	1,015	616	1,996
Other income	380	827	1,019	964	349	1,207	711
Total non-interest income	10,485	9,929	(20,449)	11,830	10,997	20,414	20,617
Non-interest Expense
Salaries and employee benefits	20,583	20,268	21,877	20,058	20,162	40,851	38,874
Net occupancy expenses	3,192	3,546	3,260	3,283	3,249	6,738	6,812
Data processing	2,579	2,464	2,942	2,999	3,016	5,043	5,685
Professional fees	714	607	772	707	633	1,321	1,166
Outside services and consultants	3,058	3,359	2,394	2,316	2,515	6,417	5,232
Loan expense	1,038	719	1,345	1,120	1,397	1,757	2,515
FDIC insurance expense	1,315	1,320	1,200	1,300	840	2,635	1,380
Core deposit intangible amortization	844	872	903	903	903	1,716	1,806
Other losses	515	16	508	188	134	531	355
Other expense	3,684	3,936	4,129	3,294	3,413	7,620	6,961
Total non-interest expense	37,522	37,107	39,330	36,168	36,262	74,629	70,786
Income /(Loss) Before Income Taxes	15,873	15,305	(18,796)	17,489	20,215	31,178	40,306
Income tax expense	1,733	1,314	6,419	1,284	1,452	3,047	3,315
Net Income /(Loss)	$14,140	$13,991	$(25,215)	$16,205	$18,763	$28,131	$36,991
Basic Earnings /(Loss) Per Share	$0.32	$0.32	$(0.58)	$0.37	$0.43	$0.64	$0.85
Diluted Earnings/(Loss) Per Share	0.32	0.32	(0.58)	0.37	0.43	0.64	0.85

Horizon Bancorp, Inc. Reports Second Quarter 2024 Results

	Condensed Consolidated Balance Sheets
	(Dollars in Thousands)
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Assets
Interest earning assets
Federal funds sold	34,453	161,704	401,672	71,576	115,794
Interest earning deposits	6,672	10,893	14,276	6,925	6,295
Federal Home Loan Bank stock	53,826	53,826	34,509	34,509	34,509
Investment securities, available for sale	527,054	535,319	547,251	865,168	905,813
Investment securities, held to maturity	1,904,281	1,925,725	1,945,638	1,966,483	1,983,496
Loans held for sale	2,440	922	1,418	2,828	6,933
Gross loans held for investment (HFI)	4,822,840	4,618,175	4,417,630	4,359,002	4,266,260
Total Interest earning assets	7,351,566	7,306,564	7,362,394	7,306,491	7,319,100
Non-interest earning assets
Allowance for credit losses	(52,215)	(50,387)	(50,029)	(49,699)	(49,976)
Cash and due from banks	106,691	100,206	112,772	98,843	109,349
Cash value of life insurance	36,773	36,455	36,157	149,212	148,171
Other assets	165,656	160,593	177,061	152,280	133,476
Goodwill	155,211	155,211	155,211	155,211	155,211
Other intangible assets	11,910	12,754	13,626	14,530	15,433
Premises and equipment, net	93,695	94,303	94,583	94,716	95,053
Interest receivable	43,240	40,008	38,710	37,850	37,536
Total non-interest earning assets	560,961	549,143	578,091	652,943	644,253
Total assets	7,912,527	7,855,707	7,940,485	7,959,434	7,963,353
Liabilities
Savings and money market deposits	3,364,726	3,350,673	3,369,149	3,322,788	3,289,474
Time deposits	1,178,389	1,136,121	1,179,739	1,250,606	1,249,803
Borrowings	1,229,165	1,219,812	1,217,020	1,214,016	1,186,407
Repurchase agreements	128,169	139,309	136,030	142,494	165,632
Subordinated notes	55,668	55,634	55,543	59,007	58,970
Junior subordinated debentures issued to capital trusts	57,369	57,315	57,258	57,201	57,143
Total interest earning liabilities	6,013,486	5,958,864	6,014,739	6,046,112	6,007,429
Non-interest bearing deposits	1,087,040	1,093,076	1,116,005	1,126,703	1,170,055
Interest payable	11,240	7,853	22,249	16,281	12,739
Other liabilities	74,096	74,664	68,680	76,969	63,887
Total liabilities	7,185,862	7,134,457	7,221,673	7,266,065	7,254,110
Stockholders’ Equity
Preferred stock	—	—	—	—	—
Common stock	—	—	—	—	—
Additional paid-in capital	357,673	356,599	356,400	355,478	354,953
Retained earnings	442,977	435,927	429,021	461,325	452,209
Accumulated other comprehensive income (loss)	(73,985)	(71,276)	(66,609)	(123,434)	(97,919)
Total stockholders’ equity	726,665	721,250	718,812	693,369	709,243
Total liabilities and stockholders’ equity	$7,912,527	$7,855,707	$7,940,485	$7,959,434	$7,963,353

Horizon Bancorp, Inc. Reports Second Quarter 2024 Results

	Loans and Deposits
	(Dollars in Thousands, Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,	% Change
	2024	2024	2023	2023	2023	Q2'24 vs Q1'24	Q2'24 vs Q2'23
Commercial:
Commercial real estate	2,117,772	1,984,723	1,962,097	1,916,056	1,859,285	7%	14%
Commercial & Industrial	786,788	765,043	712,863	673,188	646,994	3%	22%
Total commercial	2,904,560	2,749,766	2,674,960	2,589,244	2,506,279	6%	16%
Residential Real estate	797,956	782,071	681,136	675,399	674,751	2%	18%
Mortgage warehouse	68,917	56,548	45,078	65,923	82,345	22%	(16)%
Consumer	1,051,407	1,029,790	1,016,456	1,028,436	1,002,885	2%	5%
Total loans held for investment	4,822,840	4,618,175	4,417,630	4,359,002	4,266,260	4%	13%
Loans held for sale	2,440	922	1,418	2,828	6,933	165%	(65)%
Total loans	4,825,280	4,619,097	4,419,048	4,361,830	4,273,193	4%	13%

Deposits:
Interest bearing deposits
Savings and money market deposits	3,364,726	3,350,673	3,369,149	3,322,788	3,289,474	—%	2%
Time deposits	1,178,389	1,136,121	1,179,739	1,250,606	1,249,803	4%	(6)%
Total Interest bearing deposits	4,543,115	4,486,794	4,548,888	4,573,394	4,539,277	1%	—%
Non-interest bearing deposits
Non-interest bearing deposits	1,087,040	1,093,076	1,116,005	1,126,703	1,170,055	(1)%	(7)%
Total deposits	5,630,155	5,579,870	5,664,893	5,700,097	5,709,332	1%	(1)%

Horizon Bancorp, Inc. Reports Second Quarter 2024 Results

	Average Balance Sheet
	(Dollars in Thousands, Unaudited)
	Three Months Ended
	June 30, 2024			March 31, 2024			June 30, 2023
	Average Balance	Interest(4)	Average Rate(4)	Average Balance	Interest(4)	Average Rate(4)	Average Balance	Interest(4)	Average Rate(4)
Assets
Interest earning assets
Federal funds sold	$47,805	$645	5.43%	$322,058	$4,387	5.48%	$30,926	$376	4.88%
Interest earning deposits	7,662	93	4.88%	9,025	110	4.90%	9,002	99	4.41%
Federal Home Loan Bank stock	53,827	1,521	11.36%	37,949	784	8.31%	33,322	508	6.11%
Investment securities - taxable (1)	1,309,305	6,465	1.99%	1,326,246	6,578	1.99%	1,673,439	8,232	1.97%
Investment securities - non-taxable (1)	1,132,065	8,072	2.87%	1,149,957	8,166	2.86%	1,240,931	8,935	2.89%
Total investment securities	2,441,370	14,537	2.39%	2,476,203	14,744	2.39%	2,914,370	17,167	2.36%
Loans receivable (2) (3)	4,662,124	72,208	6.23%	4,448,324	67,307	6.09%	4,225,020	60,843	5.78%
Total interest earning assets	7,212,788	89,004	4.96%	7,293,559	87,332	4.82%	7,212,640	78,993	4.39%
Non-interest earning assets
Cash and due from banks	108,319			105,795			102,935
Allowance for credit losses	(50,334)			(49,960)			(49,481)
Other assets	508,555			486,652			573,932
Total average assets	$7,779,328			$7,836,046			$7,840,026

Liabilities and Stockholders' Equity
Interest bearing liabilities
Interest bearing deposits	$3,334,490	$17,405	2.10%	$3,323,227	$15,889	1.92%	$3,329,899	$10,388	1.25%
Time deposits	1,134,590	11,042	3.91%	1,176,921	12,101	4.14%	1,115,175	8,570	3.08%
Borrowings	1,184,172	10,187	3.46%	1,200,728	10,904	3.65%	1,176,702	9,035	3.08%
Repurchase agreements	125,144	1,026	3.30%	138,052	1,026	2.99%	140,606	683	1.95%
Subordinated notes	55,647	829	5.99%	55,558	831	6.02%	58,946	881	5.99%
Junior subordinated debentures issued to capital trusts	57,335	1,213	8.51%	57,279	1,225	8.60%	57,110	1,151	8.08%
Total interest bearing liabilities	5,891,378	41,702	2.85%	5,951,765	41,976	2.84%	5,878,438	30,708	2.10%
Non-interest bearing liabilities
Demand deposits	1,080,676			1,077,183			1,186,520
Accrued interest payable and other liabilities	80,942			82,015			64,115
Stockholders' equity	726,332			725,083			710,953
Total average liabilities and stockholders' equity	$7,779,328			$7,836,046			$7,840,026
Net FTE interest income (non-GAAP) (5)		$47,302			$45,356			$48,285
Less FTE adjustments (4)		(2,023)			(2,068)			(2,125)
Net Interest Income		$45,279			$43,288			$46,160
Net FTE interest margin (Non-GAAP) (4)(5)			2.64%			2.50%			2.69%
(1) Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities.
(2) Includes fees on loans held for sale and held for investment. The inclusion of loan fees does not have a material effect on the average interest rate.
(3) Non-accruing loans for the purpose of the computation above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees.
(4) Management believes fully taxable equivalent, or FTE, interest income is useful to investors in evaluating the Company's performance as a comparison of the returns between a tax-free investment and a taxable alternative. The Company adjusts interest income and average rates for tax-exempt loans and securities to an FTE basis utilizing a 21% tax rate

(5) Non-GAAP financial metric. See non-GAAP reconciliation included herein for the most directly comparable GAAP measure.

Horizon Bancorp, Inc. Reports Second Quarter 2024 Results

	Credit Quality
	(Dollars in Thousands Except Ratios, Unaudited)
	Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	% Change
	2024	2024	2023	2023	2023	2Q24 vs 1Q24	2Q24 vs 2Q23
Non-accrual loans
Commercial	$4,321	$5,493	$7,362	$6,919	$8,275	(21)%	(48)%
Residential Real estate	8,489	8,725	8,058	7,644	7,927	(3)%	7%
Mortgage warehouse	—	—	—	—	—	—%	—%
Consumer	5,453	4,835	4,290	4,493	4,594	13%	19%
Total non-accrual loans	$18,263	$19,053	$19,710	$19,056	$20,796	(4)%	(7)%
90 days and greater delinquent - accruing interest	$1,058	$108	$559	$392	$1,313	880%	(19)%
Total non-performing loans	$19,321	$19,161	$20,269	$19,448	$22,109	1%	(5)%

Other real estate owned
Commercial	$1,111	$1,124	$1,124	$1,287	$1,567	(1)%	(29)%
Residential Real estate	—	—	182	32	107	—%	(100)%
Mortgage warehouse	—	—	—	—	—	—%	—%
Consumer	57	50	205	72	7	14%	714%
Total other real estate owned	$1,168	$1,174	$1,511	$1,391	$1,681	(1)%	(31)%

Total non-performing assets	$20,489	$20,335	$21,780	$20,839	$23,790	1%	(14)%

Loan data:
Accruing 30 to 89 days past due loans	19,785	15,154	16,595	13,089	10,913	31%	81%
Substandard loans	$51,221	$47,469	$49,526	$47,563	$41,484	8%	23%
Net charge-offs (recoveries)
Commercial	54	(57)	233	142	101	195%	(47)%
Residential Real estate	(5)	(5)	21	(39)	(10)	—%	50%
Mortgage warehouse	—	—	—	—	—	—%	—%
Consumer	535	488	531	619	183	10%	192%
Total net charge-offs	$584	$426	$785	$722	$274	37%	113%

Allowance for credit losses
Commercial	31,941	30,514	29,736	29,472	30,354	5%	5%
Residential Real estate	2,588	2,655	2,503	2,794	3,648	(3)%	(29)%
Mortgage warehouse	736	659	481	714	893	12%	(18)%
Consumer	16,950	16,559	17,309	16,719	15,081	2%	12%
Total allowance for credit losses	$52,215	$50,387	$50,029	$49,699	$49,976	4%	4%

Credit quality ratios
Non-accrual loans to HFI loans	0.38%	0.41%	0.45%	0.44%	0.49%
Non-performing assets to total assets	0.26%	0.26%	0.27%	0.26%	0.30%
Annualized net charge-offs of average total loans	0.05%	0.04%	0.07%	0.07%	0.04%
Allowance for credit losses to HFI loans	1.08%	1.09%	1.13%	1.14%	1.17%

Horizon Bancorp, Inc. Reports Second Quarter 2024 Results

Non–GAAP Reconciliation of Net Fully-Taxable Equivalent ("FTE") Interest Margin
(Dollars in Thousands, Unaudited)
		Three Months Ended
		June 30,	March 31,	December 31,	September 30,	June 30,
		2024	2024	2023	2023	2023
Interest income (GAAP)	(A)	$86,981	$85,264	$83,514	$80,125	$76,868
Taxable-equivalent adjustment:
Investment securities - tax exempt (1)		$1,695	$1,715	$1,799	$1,861	$1,876
Loan receivable (2)		$328	$353	$314	$251	$249
Interest income (non-GAAP)	(B)	$89,004	$87,332	$85,627	$82,237	$78,993
Interest expense (GAAP)	(C)	$41,702	$41,976	$41,257	$38,035	$30,708
Net interest income (GAAP)	(D) =(A) - (C)	$45,279	$43,288	$42,257	$42,090	$46,160
Net FTE interest income (non-GAAP)	(E) = (B) - (C)	$47,302	$45,356	$44,370	$44,202	$48,285
Average interest earning assets	(F)	7,212,788	7,293,559	7,239,034	7,286,611	7,212,640
Net FTE interest margin (non-GAAP)	(G) = (E*) / (F)	2.64%	2.50%	2.43%	2.41%	2.69%

(1) The following represents municipal securities interest income for investment securities classified as available-for-sale and held-to-maturity
(2) The following represents municipal loan interest income for loan receivables classified as held for sale and held for investment
*Annualized

Non–GAAP Reconciliation of Return on Average Tangible Common Equity
(Dollars in Thousands, Unaudited)
		Three Months Ended
		June 30,	March 31,	December 31,	September 30,	June 30,
		2024	2024	2023	2023	2023

Net income (loss) (GAAP)	(A)	$14,140	$13,991	$(25,215)	$16,205	$18,763

Average stockholders' equity	(B)	$726,332	$725,083	$702,793	$715,485	$710,953
Average intangible assets	(C)	167,659	168,519	169,401	170,301	171,177
Average tangible equity (Non-GAAP)	(D) = (B) - (C)	$558,673	$556,564	$533,392	$545,184	$539,776
Return on average tangible common equity ("ROACE") (non-GAAP)	(E) = (A*) / (D)	10.18%	10.11%	(18.76)%	11.79%	13.94%
*Annualized

Non–GAAP Reconciliation of Tangible Common Equity to Tangible Assets
(Dollars in Thousands, Unaudited)
		Three Months Ended
		June 30,	March 31,	December 31,	September 30,	June 30,
		2024	2024	2023	2023	2023
Total stockholders' equity (GAAP)	(A)	$726,665	$721,250	$718,812	$693,369	$709,243
Intangible assets (end of period)	(B)	167,121	167,965	168,837	169,741	170,644
Total tangible common equity (non-GAAP)	(C) = (A) - (B)	$559,544	$553,285	$549,975	$523,628	$538,599

Total assets (GAAP)	(D)	7,912,527	7,855,707	7,940,485	7,959,434	7,963,353
Intangible assets (end of period)	(B)	167,121	167,965	168,837	169,741	170,644
Total tangible assets (non-GAAP)	(E) = (D) - (B)	$7,745,406	$7,687,742	$7,771,648	$7,789,693	$7,792,709

Tangible common equity to tangible assets (Non-GAAP)	(G) = (C) / (E)	7.22%	7.20%	7.08%	6.72%	6.91%

Horizon Bancorp, Inc. Reports Second Quarter 2024 Results

Non–GAAP Reconciliation of Tangible Book Value Per Share
(Dollars in Thousands, Unaudited)
		Three Months Ended
		June 30,	March 31,	December 31,	September 30,	June 30,
		2024	2024	2023	2023	2023
Total stockholders' equity (GAAP)	(A)	$726,665	$721,250	$718,812	$693,369	$709,243
Intangible assets (end of period)	(B)	167,121	167,965	168,837	169,741	170,644
Total tangible common equity (non-GAAP)	(C) = (A) - (B)	$559,544	$553,285	$549,975	$523,628	$538,599
Common shares outstanding	(D)	43,712,059	43,726,380	43,652,063	43,648,501	43,645,216

Tangible book value per common share (non-GAAP)	(E) = (C) / (D)	$12.80	$12.65	$12.60	$12.00	$12.34